UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 18, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated January 18, 2005 regarding its financial results for the periods ended December 31, 2004, including consolidated financial statements for the periods ended December 31, 2004, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2005

By:	/s/ Timothy S. Shaughnessy

(Timothy S. Shaughnessy)

Vice President and Controller

2

ATTACHMENT I

IBM REPORTS 2004 FOURTH-QUARTER AND FULL-YEAR RESULTS

ARMONK, N.Y., January 18, 2005 . . . IBM today announced fourth-quarter 2004 diluted earnings per common share of $1.81 from continuing operations as reported, compared with diluted earnings of $1.56 per share in the same period of 2003, an increase of 16 percent.  Fourth-quarter income from continuing operations was $3.1 billion compared with $2.7 billion a year ago, an increase of 12 percent.  Revenues from continuing operations for the fourth quarter were $27.7 billion, up 7 percent compared with the fourth quarter of 2003 revenues of $25.9 billion (and up 18 percent sequentially from $23.4 billion in the third quarter of this year).

Samuel J. Palmisano, IBM chairman and chief executive officer, said:  “IBM delivered a powerful fourth quarter, reflecting the strength of our integrated business model.  It was IBM’s strongest fourth quarter ever, with earnings exceeding $3 billion for the first time.  Our balance sheet remains strong with superior cash flow, and we took share in key markets.  We also returned $8.3 billion to our shareholders through dividends and stock buyback during 2004, the most we have done in our history.  The strategic actions that IBM took last year have increased our focus on delivering high value to enterprises.  IBM is well positioned to continue our mission of bringing together the best insight, expertise and technologies to help our clients transform their businesses.”

Fourth-quarter revenue growth of 7 percent (3 percent, adjusting for currency) was driven by growth across all geographies.  In the Americas, fourth-quarter revenues from continuing operations were $11.1 billion, up 5 percent (4 percent, adjusting for currency) from the 2003 period.  Revenues from Europe/Middle East/Africa were $10.0 billion, an increase of 9 percent (1 percent, adjusting for currency).  Asia-Pacific revenues grew 6 percent (3 percent, adjusting for currency) to $5.8 billion.  OEM revenues increased 10 percent to $787 million compared with the fourth quarter of 2003.

Revenues grew in all of IBM’s five industry sectors in the fourth quarter led by the Communications sector, as well as growth in sales to Small and Medium Businesses.

Revenues from Global Services, including maintenance, increased 10 percent (6 percent, adjusting for currency) to $12.6 billion in the fourth quarter.  Global Services revenues, excluding maintenance, increased 11 percent (7 percent, adjusting for currency).  IBM signed services contracts totaling $12.7 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $111 billion.

Hardware revenues from continuing operations increased 4 percent (1 percent, adjusting for currency) to $9.5 billion in the fourth quarter versus the fourth quarter of 2003.  Revenues from the Systems and Technology Group totaled $5.9 billion for the quarter, up 5 percent on eServer revenue increases, including a 25 percent increase in xSeries servers and a 15 percent increase in pSeries UNIX servers.  Revenues from the zSeries mainframe product decreased compared with the prior-year quarter, which was particularly strong, while MIPS (millions of instructions per second), an indicator of total delivery of zSeries computing power, increased 6 percent. Revenues for the iSeries midrange servers and Storage Systems decreased primarily as a result of a transition to new products. Revenues from OEM Technology increased.  Personal Systems Group increased revenues 2 percent to $3.5 billion.  In the quarter, IBM announced an agreement to sell the Personal Computer Division, a unit of the Personal Systems Group.

Revenues from Software were $4.5 billion, an increase of 7 percent (3 percent, adjusting for currency) compared with the fourth quarter of 2003.  Revenues from IBM’s middleware brands, which include WebSphere, DB2, Rational, Tivoli and Lotus products, were $3.7 billion, up 8 percent versus the fourth quarter of 2003.  Operating systems revenues increased 1 percent to $693 million compared with the fourth quarter of 2003.

Revenues for WebSphere software, which facilitates customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 18 percent.  Revenues for Data Management increased 8 percent including revenues for DB2 database software, which increased 15 percent.  Revenues from Tivoli software (infrastructure software that enables customers to centrally manage networks and storage) increased 25 percent, and revenues for Lotus software, which enables customers to communicate, collaborate and learn effectively, increased 5 percent.  Revenues from Rational (comprehensive software development tools) increased 8 percent compared with the fourth quarter of 2003.

Global Financing revenues declined 10 percent (13 percent, adjusting for currency) in the fourth quarter to $657 million. Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, increased 1 percent (down 2 percent, adjusting for currency) to $365 million compared with the fourth quarter of 2003.

The company’s total gross profit margin from continuing operations was 39.2 percent in the 2004 fourth quarter, compared with 38.4 percent in the fourth quarter of 2003.

In the fourth quarter of 2004, total expense and other income from continuing operations increased 6 percent compared with the prior-year period to $6.5 billion.  The company’s selling, general and administrative expense increased 9 percent to $5.3 billion. Research, development and engineering expense increased 8 percent to $1.5 billion.  Intellectual property and custom development income increased to $298 million compared with $281 million a year ago. Other (income) and expense was $4 million of net income in the fourth quarter of 2004 versus $124 million of net expense in the same period last year.

IBM’s effective tax rate from continuing operations in the fourthquarter 2004 was 30.0 percent, the same as the fourth quarter of 2003.

Share repurchases totaled approximately $2.9 billion in the fourth quarter.  The weighted-average number of diluted common shares outstanding in the quarter was 1.69 billion compared with 1.75 billion shares in the same period of 2003.

Full-Year 2004 Results

For the year ended December 31, 2004, income from continuing operations, including the one-time $320 million pre-tax charge to settle certain pension claims, was $8.4 billion compared with $7.6 billion for the same period of 2003, an increase of 11 percent. Diluted earnings per common share from continuing operations was $4.94 compared with $4.34 per diluted share for the 2003 period, an increase of 14 percent.  Revenues from continuing operations totaled $96.5 billion, up 8 percent compared with 2003 revenues of $89.1 billion.

Full-year revenue growth of 8 percent (4 percent, adjusting for currency) was driven by growth in all geographies.  In the Americas, full-year revenues were $40.1 billion, up 5 percent (4 percent, adjusting for currency) from the 2003 period.  Revenues from Europe/Middle East/Africa were $32.1 billion, an increase of 10 percent (1 percent, adjusting for currency).  Asia-Pacific revenues were up 11 percent (5 percent, adjusting for currency) to $21.5 billion.  OEM revenues increased 10 percent (9 percent, adjusting for currency) to $2.9 billion.

Revenues in all five of IBM’s industry sectors grew for the full year, as did sales to Small and Medium Businesses.

Revenues from Global Services in 2004 totaled $46.4 billion, an increase of 9 percent (4 percent, adjusting for currency) compared with 2003.  Hardware revenues were $31.2 billion, an increase of 10 percent (7 percent, adjusting for currency).  Software revenues totaled $15.1 billion, an increase of 5 percent (1 percent, adjusting for currency).  Global Financing revenues totaled $2.6 billion, a decrease of 8 percent (12 percent, adjusting for currency).  Revenues from the Enterprise Investments/Other area increased 9 percent (5 percent, adjusting for currency) to $1.2 billion.

For total operations, net income, including a loss from discontinued operations of $18 million, was $8.4 billion, or $4.93 per diluted common share, compared with 2003 net income of $7.6 billion, or $4.32 per diluted share, which included a loss from discontinued operations of $30 million.

IBM ended 2004 with over $10 billion of cash on hand and low debt levels for the non-financing business.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Share repurchases totaled approximately $7.3 billion in 2004.  The weighted-average number of diluted common shares outstanding in 2004 was 1.71 billion compared with 1.76 billion shares in the same period of 2003.  As of December 31, 2004, there were 1.65 billion basic common shares outstanding.

Debt, including Global Financing, totaled $22.9 billion, compared with $23.6 billion at year-end 2003.  From a management segment view, the non-global financing debt-to-capitalization ratio was 2.2 percent at the end of 2004, and Global Financing debt declined $944 million from year-end 2003 to a total of $22.3 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

•     adjusting for currency

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent filing of a Form 8-K with the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/4q04.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

(Unaudited except full-year 2003)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Percent Change	2004	2003	Percent Change
REVENUE
Global Services	$12,605	$11,448	10.1%	$46,423	$42,635	8.9%
Gross margin	25.1%	24.8%		24.9%	25.2%

Hardware	9,495	9,121	4.1%	31,154	28,239	10.3%
Gross margin	33.0%	31.0%		29.6%	27.8%

Software	4,549	4,250	7.0%	15,094	14,311	5.5%
Gross margin	89.0%	88.8%		87.3%	86.5%

Global Financing	657	734	-10.4%	2,608	2,826	-7.7%
Gross margin	59.7%	52.2%		60.0%	55.8%

Enterprise Investments/Other	365	360	1.4%	1,224	1,120	9.3%
Gross margin	32.8%	41.7%		40.3%	43.4%
TOTAL REVENUE	27,671	25,913	6.8%	96,503	89,131	8.3%

GROSS PROFIT	10,852	9,975	8.8%	36,032	33,018	9.1%
Gross margin	39.2%	38.4%		37.3%	37.0%

EXPENSE AND OTHER INCOME

S, G&A	5,290	4,874	8.5%	19,384	17,852	8.6%
% of revenue	19.1%	18.8%		20.1%	20.0%

R, D&E	1,461	1,349	8.2%	5,673	5,077	11.7%
% of revenue	5.3%	5.2%		5.9%	5.7%

Intellectual property and custom development income	(298)	(281)	6.1%	(1,169)	(1,168)	0.2%
Other (income) and expense	(4)	124	nm	(23)	238	nm
Interest expense	39	31	25.8%	139	145	-4.6%

TOTAL EXPENSE AND OTHER INCOME	6,488	6,097	6.4%	24,004	22,144	8.4%
% of revenue	23.4%	23.5%		24.9%	24.8%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,364	3,878	12.5%	12,028	10,874	10.6%
Pre-tax margin	15.8%	15.0%		12.5%	12.2%

Provision for income taxes	1,309	1,162	12.7%	3,580	3,261	9.8%
Effective tax rate	30.0%	30.0%		29.8%	30.0%

INCOME FROM CONTINUING OPERATIONS	$3,055	$2,716	12.5%	$8,448	$7,613	11.0%
Net margin	11.0%	10.4%		8.8%	8.5%

DISCONTINUED OPERATIONS
Loss from discontinued operations	15	7		18	30
NET INCOME	$3,040	$2,709	12.2%	$8,430	$7,583	11.2%

EARNINGS/(LOSS)PER SHARE OF COMMON STOCK:

ASSUMING DILUTION CONTINUING OPERATIONS	$1.81	$1.56	16.0%	$4.94	$4.34	13.8%
DISCONTINUED OPERATIONS	(0.01)	(0.00)		(0.01)	(0.02)
TOTAL	$1.80	$1.55 *	16.1%	$4.93	$4.32	14.1%

BASIC
CONTINUING OPERATIONS	$1.84	$1.59	15.7%	$5.04	$4.42	14.0%
DISCONTINUED OPERATIONS	(0.01)	(0.00)		(0.01)	(0.02)
TOTAL	$1.83	$1.59	15.1%	$5.03	$4.40	14.3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,691.6	1,745.7		1,708.9	1,756.1
BASIC	1,659.0	1,708.5		1,675.0	1,721.6

nm - not meaningful

*                 Does not total due to rounding.

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Dollars in millions)	At December 31, 2004	At December 31, 2003*	Percent Change
	(Unaudited)
ASSETS
Cash, cash equivalents, and marketable securities	$10,570	$7,647	38.2%

Receivables - net, inventories, prepaid expenses	36,400	37,015	-1.7%

Plant, rental machines, and other property - net	15,175	14,689	3.3%

Investments and other assets	47,038	45,106	4.3%

TOTAL ASSETS	$109,183	$104,457	4.5%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$8,099	$6,646	21.9%
Long-term debt	14,828	16,986	-12.7%

Total debt	22,927	23,632	-3.0%

Accounts payable, taxes, and accruals	31,699	31,254	1.4%

Other liabilities	24,810	21,707	14.3%

TOTAL LIABILITIES	79,436	76,593	3.7%

STOCKHOLDERS’ EQUITY	29,747	27,864	6.8%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,183	$104,457	4.5%

*                 Reclassified to conform with 2004 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA

	FOURTH QUARTER 2004 (Unaudited)
				Pre-tax Income (Loss) From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$12,605	$819	$13,424	$1,420	10.6%
% change	10.1%	8.9%	10.0%	24.8%

Systems and Technology Group	5,869	274	6,143	1,075	17.5%
% change	4.9%	-0.4%	4.7%	-1.7%

Personal Systems Group	3,542	58	3,600	92	2.6%
% change	1.8%	20.8%	2.1%	nm

Software	4,549	514	5,063	1,718	33.9%
% change	7.0%	10.3%	7.4%	17.6%

Global Financing	656	412	1,068	421	39.4%
% change	-10.4%	-4.6%	-8.2%	31.2%

Enterprise Investments	379	2	381	(34)	-8.9%
% change	11.5%	100.0%	11.7%	22.7%

TOTAL REPORTABLE SEGMENTS	27,600	2,079	29,679	4,692	15.8%
% change	6.8%	5.3%	6.7%	17.9%

Eliminations / Other	71	(2,079)	(2,008)	(328)

TOTAL IBM CONSOLIDATED	$27,671	$0	$27,671	$4,364	15.8%
% change	6.8%		6.8%	12.5%

nm - not meaningful

	FOURTH QUARTER 2003 (Unaudited)
				Pre-tax Income (Loss) From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$11,448	$752	$12,200	$1,138	9.3%

Systems and Technology Group *	5,594	275	5,869	1,094	18.6%

Personal Systems Group	3,478	48	3,526	9	0.3%

Software	4,250	466	4,716	1,461	31.0%

Global Financing	732	432	1,164	321	27.6%

Enterprise Investments	340	1	341	(44)	-12.9%

TOTAL REPORTABLE SEGMENTS	25,842	1,974	27,816	3,979	14.3%

Eliminations / Other	71	(1,974)	(1,903)	(101)

TOTAL IBM CONSOLIDATED	$25,913	$0	$25,913	$3,878	15.0%

*                 2003 Technology Group and Systems Group segment results have been reclassified to conform with current reporting structure.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE MONTHS 2004 (Unaudited)
				Pre-tax Income (Loss) From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$46,423	$3,131	$49,554	$4,657	9.4%
% change	8.9%	10.4%	9.0%	3.5%

Systems and Technology Group	17,916	1,051	18,967	2,265	11.9%
% change	8.8%	21.5%	9.4%	23.9%

Personal Systems Group	12,794	173	12,967	162	1.2%
% change	12.4%	1.2%	12.2%	nm

Software	15,094	1,805	16,899	4,541	26.9%
% change	5.5%	11.9%	6.1%	19.2%

Global Financing	2,607	1,287	3,894	1,494	38.4%
% change	-7.8%	-1.0%	-5.6%	26.4%

Enterprise Investments	1,180	8	1,188	(187)	-15.7%
% change	10.8%	60.0%	11.0%	25.8%

TOTAL REPORTABLE SEGMENTS	96,014	7,455	103,469	12,932	12.5%
% change	8.3%	9.8%	8.4%	18.1%

Eliminations / Other	489	(7,455)	(6,966)	(904)

TOTAL IBM CONSOLIDATED	$96,503	$0	$96,503	$12,028	12.5%
% change	8.3%		8.3%	10.6%

nm - not meaningful

	TWELVE MONTHS 2003
				Pre-tax Income (Loss) From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$42,635	$2,837	$45,472	$4,499	9.9%

Systems and Technology Group *	16,469	865	17,334	1,828	10.5%

Personal Systems Group	11,387	171	11,558	(118)	-1.0%

Software	14,311	1,613	15,924	3,808	23.9%

Global Financing	2,827	1,300	4,127	1,182	28.6%

Enterprise Investments	1,065	5	1,070	(252)	-23.6%

TOTAL REPORTABLE SEGMENTS	88,694	6,791	95,485	10,947	11.5%

Eliminations / Other	437	(6,791)	(6,354)	(73)

TOTAL IBM CONSOLIDATED	$89,131	$0	$89,131	$10,874	12.2%

*                 2003 Technology Group and Systems Group segment results have been reclassified to conform with current reporting structure.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com